UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2007
Date of Report (Date of earliest event reported)

AMG OIL LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-30087	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2800 – 600 17th Street
South Denver, CO. U.S.A.	80202-5428
(Address of principal executive offices)	(Zip Code)

(303) 226-5889
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 26, 2007, Telford Sadovnick, P.L.L.C. (“Telford”), voluntarily resigned as principal independent registered public accounting firm of the Company. The Company has engaged Smythe Ratcliffe, Chartered Accountants (“Smythe”), as its principal independent registered public accounting firm effective October 3, 2007. The decision to engage Smythe as its principal independent registered public accounting firm has been approved by the Company’s board of directors.

During the period of Telford’s engagement as the Company's principal independent registered public accounting firm from January 25, 1999 to September 26, 2007, there were no disagreements with Telford on any matter of accounting principles or practices, financial statement disclosure or review scope or procedures. Telford did not report on any of the Company's financial statements and Telford has not advised the Company of any reportable event or default listed in paragraph (iv) of Regulation S-B Item 304(a)(1).

The Company has provided Telford with a copy of the foregoing disclosures and has requested in writing that Telford furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Telford wherein they have confirmed their agreement to the Company’s disclosures. A copy of Telford’s letter has been filed as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Exhibits

The following exhibits are included with this Current Report Form 8-K:

Exhibit	Description
16.1	Letter of Telford dated October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMG OIL LTD.
(Name of Registrant)

Date: November 1, 2007	By:	/s/ Michael Hart
Michael Hart, President